Distribution yields for First Investor's Funds are calculated using the following formula:


                  Yield = (a/b)


Where:


         a = dividends declared during the last 12 months.

         b = Net asset value per share on the last day of the period.


The following is a list of the information used to calculate the distribution yield for First Investors Series Fund (Class A shares) as of December 31, 1996.


                                                Distribution
                             a            b        Yield
                             -            -        -----

 Insured Intermediate
      Tax Exempt Fund      $.290        $5.79      5.00%
Investment Grade Fund      $.622        $9.93      6.26%

Distribution yields for First Investor's Funds are calculated using the following formula:


                  Yield = (a/b)


Where:


         a = dividends declared during the last 12 months.

         b = Net asset value per share on the last day of the period.


The following is a list of the information used to calculate the distribution yield for First Investors Series Fund (Class B shares) as of December 31, 1996.


                                                Distribution
                             a            b        Yield
                             -            -        -----

 Insured Intermediate
      Tax Exempt Fund      $.230        $5.80      3.97%
Investment Grade Fund      $.548        $9.94      5.51%

Yields for First Investor's Funds are calculated using the following formula:

2(((((a-b) + ((cd)-e))+1)-)-1)

Where:

          a = dividends and interest earned during the 30 day period.

          b = expenses accrued for the period (net of reimbursements).

          c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

          d = the maximum offering price per share on the last day of the period.

          e = undeclared earned income.

The following is a list of the information used to calculate the for First Investors Series Fund (Class A shares) as of December 31, 1996.


                                                                                   *Tax
                                                                                 Equivalent
                             a        b         c         d      e       Yield     Yield
                             -        -         -         -      -       -----     -----
Insured Intermediate
Tax Exempt Fund           $30,554   $2,928   1,251,221   $6.18  $.00     4.33%     6.01%
Investment Grade Fund    $261,484  $41,387   4,656,961  $10.59  $.00     5.41%      N/A



*  Tax Equivalent Yields are computed assuming a federal tax rate of 28%.

Yields for First Investor's Funds are calculated using the following formula:

2(((((a-b) + ((cd)-e))+1)-)-1)

Where:

          a = dividends and interest earned during the 30 day period.

          b = expenses accrued for the period (net of reimbursements).

          c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

          d = the maximum offering price per share on the last day of the period.

          e = undeclared earned income.

The following is a list of the information used to calculate the for First Investors Series Fund (Class B shares) as of December 31, 1996.


                                                                                   *Tax
                                                                                 Equivalent
                             a        b         c         d      e       Yield     Yield
                             -        -         -         -      -       -----     -----

Insured Intermediate
Tax Exempt Fund           $2,504     $725    102,274    $5.80   $.00     3.63%     5.04%
Investment Grade Fund    $12,894   $3,339    229,390    $9.94   $.00     5.08%      N/A



*Tax Equivalent Yields are computed assuming a federal tax rate of 28%.

SEC Standardized Total Returns

Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)

Where:            ERV = Ending redeemable value of a hypothetical $1,000
                        investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P   = a hypothetical initial investment of $1,000

                  N   = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for First Investors Series Fund (Class A shares) as of December 31, 1996.

                                                         AVE. ANNUAL   TOTAL
                                  ERV        P        N  TOTAL RETURN  RETURN
                                  ---        -        -  ------------  ------
           Blue Chip Fund
           --------------
                  1 year:   $ 1,130.10  $ 1,000.00   1.00   13.01%    13.01%
                 5 years:   $ 1,687.10  $ 1,000.00   5.00   11.03%    68.71%
            Life of Fund:   $ 2,394.50  $ 1,000.00   7.99   11.54%   139.45%

Insured Intermediate Fund
-------------------------
                  1 year:   $   975.60  $ 1,000.00   1.00   (2.44%)   (2.44%)
            Life of Fund:   $ 1,084.00  $ 1,000.00   3.09    2.63%     8.40%

    Investment Grade Fund
    ---------------------
                  1 year:   $   959.90  $ 1,000.00   1.00   (4.01%)   (4.01%)
                 5 years:   $ 1,311.00  $ 1,000.00   5.00    5.56%    31.10%
            Life of Fund:   $ 1,499.60  $ 1,000.00   5.87    7.14%    49.96%

  Special Situations Fund
  -----------------------
                  1 year:   $   1,045.80$   1,000.00   1.00    4.58%     4.58%
                 5 years:   $   1,764.90$   1,000.00   5.00   12.03%    76.49%
            Life of Fund:   $   2,758.80$   1,000.00   6.29   17.51%   175.88%

        Total Return Fund
        -----------------
                  1 year:   $   1,037.40$   1,000.00   1.00    3.74%     3.74%
                 5 years:   $   1,346.40$   1,000.00   5.00    6.13%    34.64%
            Life of Fund:   $   1,666.50$   1,000.00   6.69    7.93%    66.65%

NAV Only Total Returns - Class A Shares

Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)

Where:            ERV = Ending  redeemable  value  of a  hypothetical  $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P   = a hypothetical initial investment of $1,000

                  N   = number of years

The following table lists the information used to calculate the average annual total return and total return for First Investors Series Fund (Class A shares) as of December 31, 1996.

                                                          AVE. ANNUAL   TOTAL
                                ERV          P        N   TOTAL RETURN  RETURN
                                ---          -        -   ------------  ------
           Blue Chip Fund
           --------------
                  1 year:   $ 1,205.50  $ 1,000.00   1.00     20.55%    20.55%
                 5 years:   $ 1,799.30  $ 1,000.00   5.00     12.47%    79.93%
            Life of Fund:   $ 2,553.70  $ 1,000.00   7.99     12.44%   155.37%

Insured Intermediate Fund
-------------------------
                  1 year:   $ 1,040.70  $ 1,000.00   1.00      4.07%     4.07%
            Life of Fund:   $ 1,157.00  $ 1,000.00   3.09      4.80%    15.70%

    Investment Grade Fund
    ---------------------
                  1 year:   $ 1,023.90  $ 1,000.00   1.00      2.39%     2.39%
                 5 years:   $ 1,398.90  $ 1,000.00   5.00      6.94%    39.89%
            Life of Fund:   $ 1,599.40  $ 1,000.00   5.87      8.32%    59.94%

  Special Situations Fund
  -----------------------
                  1 year:   $ 1,115.60  $ 1,000.00   1.00     11.56%    11.56%
                 5 years:   $ 1,882.30  $ 1,000.00   5.00     13.48%    88.23%
            Life of Fund:   $ 2,942.50  $ 1,000.00   6.29     18.72%   194.25%

        Total Return Fund
        -----------------
                  1 year:   $ 1,106.20  $ 1,000.00   1.00     10.62%    10.62%
                 5 years:   $ 1,435.90  $ 1,000.00   5.00      7.50%    43.59%
            Life of Fund:   $ 1,776.90  $ 1,000.00   6.69      8.97%    77.69%

SEC Standardized Total Returns


Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where:            ERV = Ending  redeemable  value  of a  hypothetical  $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P   = a hypothetical initial investment of $1,000

                  N   = number of years


The following table lists the information used to calculate the standardized average annual total return and total return for First Investors Series Fund (Class B shares) as of December 31, 1996.

                                                          AVE. ANNUAL   TOTAL
                                ERV          P        N   TOTAL RETURN  RETURN
                                ---          -        -   ------------  ------

           Blue Chip Fund
           --------------
                  1 year:   $ 1,148.90  $ 1,000.00   1.00     14.89%     14.89%
            Life of Fund:   $ 1,239.50  $ 1,000.00   1.97     23.95%     52.60%

Insured Intermediate Fund
-------------------------
                  1 year:   $   991.40  $ 1,000.00   1.00     (.89%)      (.89%)
            Life of Fund:   $ 1,111.40  $ 1,000.00   1.97      5.51%     11.14%

    Investment Grade Fund
    ---------------------
                  1 year:   $   975.80  $ 1,000.00   1.00     (2.42%)    (2.42%)
            Life of Fund:   $ 1,151.70  $ 1,000.00   1.97      7.44%     15.17%

  Special Situations Fund
  -----------------------
                  1 year:   $ 1,063.90  $ 1,000.00   1.00      6.39%      6.39%
            Life of Fund:   $ 1,313.20  $ 1,000.00   1.97     14.84%     31.32%

        Total Return Fund
        -----------------
                  1 year:   $ 1,054.50  $ 1,000.00   1.00      5.45%      5.45%
            Life of Fund:   $ 1,326.50  $ 1,000.00   1.97     15.43%     32.65%

NAV Only Total Returns - Class B Shares


Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where:            ERV = Ending  redeemable  value  of a  hypothetical  $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P   = a hypothetical initial investment of $1,000

                  N   = number of years


The following table lists the information used to calculate the average annual total return and total return for First Investors Series Fund (Class B shares) as of December 31, 1996.

                                                           AVE. ANNUAL   TOTAL
                               ERV           P        N   TOTAL RETURN   RETURN
                               ---           -        -   ------------   ------
           Blue Chip Fund
           --------------
                  1 year:   $ 1,197.10  $ 1,000.00   1.00     19.71%     19.71%
            Life of Fund:   $ 1,589.30  $ 1,000.00   1.97     26.54%     58.93%

Insured Intermediate Fund
-------------------------
                  1 year:   $ 1,031.70  $ 1,000.00   1.00      3.17%      3.17%
            Life of Fund:   $ 1,158.30  $ 1,000.00   1.97      7.75%     15.83%

    Investment Grade Fund
    ---------------------
                  1 year:   $ 1,016.40  $ 1,000.00   1.00      1.64%      1.64%
            Life of Fund:   $ 1,200.20  $ 1,000.00   1.97      9.71%     20.02%

  Special Situations Fund
  -----------------------
                  1 year:   $ 1,108.10  $ 1,000.00   1.00     10.81%     10.81%
            Life of Fund:   $ 1,367.60  $ 1,000.00   1.97     17.24%     36.76%

        Total Return Fund
        -----------------
                  1 year:   $ 1,098.60  $ 1,000.00   1.00      9.86%      9.86%
            Life of Fund:   $ 1,381.20  $ 1,000.00   1.97     17.83%     38.12%